UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KORE NUTRITION INCORPORATED (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

2505 Anthem Village, Suite E-460, Henderson, NV (Address of principal executive offices)	89052 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-153243 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form S-1, filed with the commission under File No. 333-153243, is incorporated by reference into this registration statement.

Item 2.     Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated by reference from our Form S-1 Registration Statement, filed on August 29, 2008)
3.2	Bylaws (incorporated by reference from our Form S-1 Registration Statement, filed on August 29, 2008)
3.3
Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on February 16, 2010 (incorporated by reference from our Current Report on Form 8-K, filed on February 23, 2010)

10.1
Share Exchange Agreement dated February 26, 2010 among our company, Go All In, Inc. and the shareholders of Go All In, Inc. (incorporated by reference from our Current Report on Form 8-K, filed on March 4, 2010)

10.2	Promissory Note and Security Agreement dated February 26, 2010 amount our company and Go All In, Inc. (incorporated by reference from our Current Report on Form 8-K, filed on March 4, 2010)
10.3	Form of Convertible Promissory Note, dated effective as of February 22, 2010 (incorporated by reference from our Current Report on Form 8-K, filed on April 6, 2010)
10.4	Form of Unit Subscription Agreement, dated effective as of March 31, 2010 (incorporated by reference from our Current Report on Form 8-K, filed on April 6, 2010)
10.5
Assumption Agreement among our company, Go All In, Inc. and Venturex Global Investment Corp., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the SEC on April 6, 2010)

10.6
Debt Settlement Subscription Agreement among our company and Venturex Global Investment Corp., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the SEC on April 6, 2010)

10.7
Form of Lock Up Agreement among our company and certain shareholders of Go All In, Inc., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the SEC on April 6, 2010)

10.8
Escrow Agreement among our company and certain shareholders of Go All In, Inc., dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the SEC on April 6, 2010)

10.9	Return to Treasury Agreement between our company and Deanna Embury, dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the SEC on April 6, 2010)
10.10	Return to Treasury Agreement between our company and Katherine Rodgers, dated March 31, 2010 (incorporated by reference from our current report on Form 8-K, as filed with the SEC on April 6, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KORE NUTRITION INCORPORATED

/s/ Jeffrey Todd
By:  Jeffrey Todd
Chief Executive Officer and Director
(Principal Executive Officer)
Dated:  July 30, 2010